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                                                                      Exhibit 99

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                        COASTWIDE ENERGY SERVICES, INC.
                           11111 WILCREST GREEN DRIVE
                                   SUITE 300
                              HOUSTON, TEXAS 77042

 Proxy for the Special Meeting of Stockholders to be held on February 20, 1996

          This proxy is solicited on behalf of the Board of Directors.

    The undersigned hereby appoints Stephen A. Wells and P. Blake Dupuis, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders (the "Special Meeting") of Coastwide Energy Services, Inc., a Delaware corporation (the "Company"), on February 20, 1996 at 10:00 a.m., Central Standard Time or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of common stock $.01 par value per share ("Common Stock") of the Company that the undersigned would be entitled to vote if personally present.

    THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of November 20, 1995 among Coastwide Energy Services, Inc., Tesoro Petroleum Corporation and CNRG Acquisition Corp.:

               / / FOR          / / AGAINST          / / ABSTAIN

2. In their discretion, the Proxies are to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

              (CONTINUED AND TO BE SIGNED AND DATED ON OTHER SIDE)

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The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. A majority of said proxies or their substitutes who shall be present and act at the Special Meeting, or if only one is present and acts, then that one shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Special
Meeting and Proxy Statement, both dated                , 1996.
                                             Dated:                       , 1996
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                                                                        , (L.S.)
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                                                                        , (L.S.)
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                                                      Signature(s)

NOTE: Your signature must appear the same as your name appears herein. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal afforded.

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